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                                                                   EXHIBIT 10.17


             FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of the 22 day of October, 1996, is made by and between TEMPLATE SOFTWARE, INC., a Maryland corporation (the "Borrower") and SIGNET BANK, a Virginia banking corporation formerly known as Signet Bank/Virginia (the "Lender").

                                    RECITALS

A. The Lender previously extended credit to the Borrower pursuant to the terms and conditions set forth in the Loan and Security Agreement executed between them dated as of September 26, 1989, (as amended through the date hereof, the "Agreement", together with the other documents defined therein as "Loan Documents", the "Original Loan Documents").

B. The Borrower has requested that the Lender agree to certain modifications to the Agreement, including increasing the revolving credit facility, adding a term loan facility, and extending, the termination date of the revolving facility, and the Lender has agreed to these and other modifications as set forth in this Agreement, provided that such agreement is contingent upon the complete execution of this Agreement and the satisfaction of all conditions precedent set forth herein.

C. The Borrower and the Lender now desire to execute this Agreement to set forth their agreements with respect to the credit facilities being made available to the Borrower.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

         SECTION 1. Definitions. Certain terms used in this Agreement are defined in this Section 1. These terms, and the additional terms defined above, shall have the meanings assigned wherever the terms appear in this Agreement. These meanings are also applicable to the singular and plural forms of the terms defined.

         "Account Receivable" means collectively and includes any of the following, whether now owned or hereafter acquired by the Borrower: all present and future rights to payments for goods sold or leased or for services rendered, whether or not represented by instruments or chattel paper, and whether or not earned by performance; all present and future rights to payments arising out of the licensing of computer software and systems; all accounts, contract rights, chattel paper, instruments and documents; proceeds of any letter of credit of which the Borrower is a beneficiary; all forms of obligations whatsoever owed to the Borrower, together with all instruments and documents of title representing any of the foregoing; all rights in any returned or repossessed goods; all rights, security and guaranties with respect to any of the foregoing, including, without limitation, any right of stoppage in transit; together with all property included within the definitions of "accounts", "chattel paper", "documents" and "instruments" set forth in the UCC.

         "Act" means the Securities Act of 1933, as amended.
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         "Administrative Fee" means the fee in the amount of $1,250.00 for each calendar quarter (or partial calendar quarter) to be paid by the Borrower to the Lender pursuant to Section 2.4 hereof in consideration of the expenses incurred by the Lender in connection with administering the Loans and monitoring the Collateral.

         "Affiliate" means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock, by contract, or otherwise.

         "Agreement" means this First Amended and Restated Loan and Security Agreement, as amended, modified or supplemented from time to time.

         "Application" means an Irrevocable Standby Letter of Credit Application and Agreement which shall be substantially in the form of Exhibit A attached hereto.

         "Bank" means any commercial banking corporation, savings bank or other financial institution.

         "Blue Sky Laws" means the securities laws of one or more states.

         "Borrowing Base" means, at the time in question, the sum of (a) 85% of Eligible Billed Government Receivables, (b) 85% of Eligible Billed Commercial Receivables, (c) 75% of Eligible Billed Foreign Receivables, and (d) the Over-Formula Amount, all as depicted in the Borrowing Base Certificate the Lender has most recently received pursuant to Section 2.1(e) or Section
5.8(g) provided, however, that (i) the Borrowing Base shall be reduced by the sum of the aggregate face amount of Letters of Credit outstanding on the date the Borrowing Base is being calculated plus the aggregate amount of all drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto, (ii) at all times the Borrowing Base shall remain subject to verification by the Lender, and (iii) in no event shall the Borrowing Base attributable to the Accounts Receivable described in clause (c) of this definition of "Borrowing Base" exceed $500,000.00.

         "Borrowing Base Certificate" means a certificate of the Borrower substantially in the form attached hereto as Exhibit B (or such subsequent form as the Lender shall require) containing a computation of the Borrowing Base as of the date depicted therein and a certification that no Default or Event of Default has occurred and is continuing.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State.





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         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Cash Collateral Account" means each of the non-interest bearing bank accounts which the Lender shall cause to be opened pursuant to Section 3.2 hereof. The initial Cash Collateral Account is account number 6520360923.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Closing" means the date on which the initial disbursement of the Loans or the initial issuance of a Letter of Credit is made.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Collateral" means collectively and includes all Equipment, General Intangibles, Inventory, Accounts Receivable and all other property of the Borrower in which a Lien is granted to the Lender pursuant to this Agreement or any other Loan Document.

         "Commercial Customer" means any Customer other than the Government.

         "Commitment Fee" means the quarterly fee to be paid by the Borrower to the Lender pursuant to Section 2.5 hereof in consideration of the commitment by the Lender to make Revolving Loans hereunder. The Commitment Fee due for each calendar quarter (or portion thereof) shall equal the product of the Commitment Fee Rate in effect for such quarter (or portion thereof) multiplied by the difference between $3,000,000.00 and the sum of the average daily principal balance of the Revolving Loans during such quarter (or applicable portion thereof) plus the average daily available face amount of all Letters of Credit outstanding during such quarter (or applicable portion thereof).

         "Commitment Fee Rate" means the rate, expressed as a percentage, calculated by multiplying 3/8% by a fraction the numerator of which is the number of days in the calendar quarter, or shorter period, for which the Commitment Fee Rate is being calculated and the denominator of which is 360.

         "Customer" means any Person obligated on an Account Receivable.

         "Debt" means collectively and includes (a) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services;
(b) obligations as a lessee under a Capital Lease; (c) obligations to reimburse the issuer of letters of credit or acceptances; (d) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (e) obligations secured by any Lien on property owned by the Person, whether or not the obligations have been assumed.





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         "Default" means any event which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

         "Default Rate" means, with respect to the Term Loan, a rate of interest equal to 3% above the interest rate otherwise applicable to the Term Loan and, in all other cases, a rate of interest equal to 3% above the interest rate otherwise applicable to Revolving Loans.

         "Eligible Billed Commercial Receivable" means any Eligible Billed Receivable which does not arise out of a prime contract between the Borrower and the Government; provided that, for so long as (i) more than 50% of the Eligible Receivables due from any individual Commercial Customer or group of Commercial Customers which are Affiliates of each other remains unpaid for more than 90 days following the date of initial invoice to such Commercial Customer(s) for such Eligible Receivables or (ii) any Commercial Customer or an Affiliate of a Commercial Customer is obligated to the Borrower pursuant to a promissory note or other agreement entered into by such Commercial Customer or Affiliate in lieu of payment of an Account Receivable, then no Accounts Receivable of such Commercial Customer(s) may be included as Eligible Billed Commercial Receivables.

         "Eligible Billed Foreign Receivable" means any Account Receivable that the Lender has specifically approved in writing and that would qualify as an Eligible Billed Receivable but for the fact that the Customer for such Account Receivable is a foreign government or an entity organized and existing under the laws of a country other than the United States or such Account Receivable is not payable in U.S. Dollars or backed by a letter of credit acceptable to the Lender.

         "Eligible Billed Government Receivable" means any Eligible Billed Receivable which arises out of a prime contract between the Borrower and the Government.

         "Eligible Billed Receivable" means any Eligible Receivable that has been billed to the appropriate Customer and is aged less than 90 days from the date of the initial invoice.

         "Eligible Receivable" means any Account Receivable of the Borrower (a) that represents valid obligations of a Customer to make payment to the Borrower for goods shipped or delivered or services completed under valid, written contracts of sale or service entered into by Borrower in the ordinary course of its business; (b) on which the Customer is not an Affiliate, shareholder, employee, director, or officer of the Borrower or a family member of any such Person; (c) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment; (d) from the face amount of which has been deducted all payments, set-offs, contras, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves, prompt payment discounts and other credits applicable thereto;
(e) that is subject to no Liens other than those permitted by this Agreement;
(f) that continues to be in full conformity with the representations and warranties made by the Borrower to the Lender in this Agreement with respect thereto; (g) with respect to which the Lender is and continues to be satisfied with the credit standing of the Customer; (h) on which the Customer is not a foreign government or an entity organized and existing under the





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laws of a country other than the United States; (i) which is not an Excluded
Government Final Invoice Receivable; (j) which is not a Account Receivable the payment for which flows through an escrow account from which any Person other than the Borrower is entitled to payment; (k) which does not arise from a contract on which the Borrower's performance is assured by a performance, completion or other bond; (1) which is payable in U.S. Dollars (or if not is backed by a letter of credit acceptable to the Lender); (m) which is not subject to repurchase or return such as bill and hold, sale or return, sale on approval, consignment, guaranteed sale, etc.; (n) which is not evidenced by chattel paper or an instrument; and (o) which is not subject to any funding contingency or could otherwise be classified as "at-risk" work; provided, however, and without limiting any other provisions of this Agreement with respect to the exclusion of Accounts Receivable from the category of Eligible Receivables and the Borrowing Base, that if the Lender reasonably determines that the collectability of any Account Receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Borrower indicating the reasons for such determination, then such Account Receivable shall thereafter be excluded from the category of Eligible Receivables. The following are examples of Accounts Receivable (or portions thereof) that the Lender does not normally find acceptable for inclusion in the Borrowing Base, and no such Account Receivable (or the specified portion thereof) shall be includable in the Borrowing Base without the advance written approval of the
Lender: (i) Accounts Receivable that the Lender does not consider to be trade Accounts Receivable (such as lease payments or notes receivable from account debtors given in satisfaction of prior Account Receivable obligations); (ii) Accounts Receivable which, in the Lender's judgment, the Borrower should not reasonably expect to collect within 90 days from the date of original invoice;
(iii) that portion of any Account Receivable constituting retainage that has been withheld by the account debtor pending completion of the contract; and
(iv) that portion of any Account Receivable constituting a service charge or similar charge imposed by the Borrower for the extension of credit to the account debtor.

         "Employee Benefit Plan" means any employee welfare benefit plan or employee pension benefit plan, as those terms are defined in Sections 3(1) and 3(2) of ERISA, for the benefit of employees of the Borrower or any ERISA Affiliate.

         "Environmental Laws" means all federal, state or local laws, rules, regulations or orders relating to air, water or noise pollution, employee health and safety, or the production, storage, labeling, transportation or disposition of waste or hazardous or toxic substances, including, but not limited to CERCLA, the Toxic Substances Control Act of 1976, as amended, the Resource Conservation Recovery Act of 1976, as amended, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, or the Occupational Safety and Health Act of 1970, as amended.

         "Equipment" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: equipment and fixtures, including, without limitation, computer hardware, computer software and systems, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof, together with all other such items which are included within the definitions of "equipment" and "fixtures" as set forth in the UCC.





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         "Equity Infusion Amount" means the amount received by the Borrower from the gross proceeds realized in connection with the Borrower's initial public offering of its common stock after payment of underwriting fees, brokerage commissions and all other costs customarily considered offering expenses in connection with public offerings of securities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower would be treated as a "single employer" within the meaning of Code Sections 414(b), (c), (m), (n) or (o).

         "Event of Default" means any of the events specified as an "Event of Default" under this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excluded Government Final Invoice Receivable" means any Account Receivable relating to the last payment due to the Borrower under a prime contract between the Borrower and the Government unless (a) such contract is a "Fixed Price Contract" (as defined in Federal Acquisition Regulation Part 16.2, or any successor regulation) which does not include any provision for progress payments, incentive arrangements, or price redetermination or (b) the Lender has consented in writing to the exclusion of such Account Receivable from the category of Excluded Government Final Invoice Receivables.

         "Excluded Affiliate" mean any Person listed on the Schedule of Excluded Affiliates attached hereto.

         "Financial Reporting Month" means a calendar month or such other substantially equivalent financial reporting period adopted by the Borrower and approved by the Lender.

         "GAAP" means generally accepted accounting principles consistently applied.

         "General Intangibles" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: choses in action, causes of action and all other intangible property of every kind and nature, including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refunds, tax refund claims, rights of claims against carriers and shippers, leases and rights to indemnification, together with all property which is included within the definition of "general intangibles" as set forth in the UCC.

         "Government" means the United States of America or any agency or instrumentality thereof.





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         "Guarantor" means, individually and collectively, any guarantor of the
Obligations.

         "Guaranty" means each guaranty agreement, in form and substance satisfactory to the Lender, to be delivered by a Guarantor.

         "Indemnitee" shall mean the Lender, its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns.

         "Intellectual Property" shall mean all letters patent, licenses, trade names, trademarks, copyrights, inventions, service marks, trademark registrations, service mark registrations and copyright registrations, whether domestic or foreign and applications for any of the foregoing, and all proprietary technology, know-how, trade secrets or other intellectual property rights owned or used by the Borrower or any Subsidiary in the operation of their respective businesses.

         "Interest Payment Date" means the last day of each calendar month.

         "Inventory" means collectively and includes all of the following, whether now owned or hereafter acquired by the Borrower: all goods held or intended for sale or lease by the Borrower, or furnished or to be furnished under contracts of service, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the manufacture, packing, shipping, advertising or sale of any such goods, together with all property included within the definition of "inventory" set forth in the UCC.

         "Letter of Credit" means any letter of credit issued for the benefit of the Borrower hereunder pursuant to an Application submitted by the Borrower and accepted by the Lender and, effective as of the date hereof, any outstanding letter of credit issued by the Lender for the benefit of the Borrower under the Original Agreement.

         "License" shall mean any certificate, license, franchise, permit or other authorization.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loans" means the loans to be made to the Borrower by the Lender pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Notes, and any other document now or hereafter executed or delivered in connection with the Obligations in evidence thereof or as security





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therefor, including, without limitation, any guaranty, life insurance assignment, pledge agreement, security agreement, deed of trust, mortgage, promissory note or subordination agreement.

         "Maturity Date" shall mean October 31, 1999.

         "Maximum Amount" means, at any time, the lesser of (a) $3,000,000.00 plus the available face amount of Letters of Credit at such time or (b) the then applicable Borrowing Base.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 400 1(a)(3) of ERISA.

         "Note" means either the Revolving Note or the Term Note, depending upon the context in which the term is used, and "Notes" means the Revolving Note and the Term Note.

         "Obligations" means the Loans, the Notes, all indebtedness and obligations of the Borrower under this Agreement and the other Loan Documents, as well as all other obligations and indebtedness of the Borrower to the Lender, now existing or hereafter arising, of every kind and description, whether or not evidenced by notes or other instruments, and whether such obligations are direct or indirect, fixed or contingent, liquidated or unliquidated, including, without limitation, any overdrafts in any deposit account maintained by the Borrower with the Lender and all obligations of the Borrower with respect to letters of credit issued by the Lender for the account of the Borrower.

         "Operating Account" means the demand deposit account of the Borrower specified in the Target Balance Management Loan Rider as the "Account."

         "Original Agreement Loans" means loans outstanding on the date hereof under the Original Agreement.

         "Over-Formula Amount" means $1,000,000.00 at any time when no Default exists and the Tangible Net Worth of the Borrower equals or exceeds $10,000,000.00 (as depicted in the balance sheet most recently received by the Lender pursuant to Section 5.8 hereof) and $0.00 at all other times.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investment" means an investment by the Borrower in a Person which satisfies the following conditions: the investment is made in connection with a business plan for such Person requiring the active participation of the Borrower and such Person in the development or advancement of technology, products, marketing initiatives or similar activities that are complimentary to the Borrower's core business activities and such Person is an entity which, under the laws of the jurisdiction of its formation, affords limited liability to its owners.





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         "Permitted Liens" shall mean:

         (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrower or one or more of its Subsidiaries by appropriate proceedings and for which adequate reserves have been established by the Borrower or one or more of its Subsidiaries as reflected in the Borrower's or one or more of its Subsidiaries' financial statements;

         (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by the Borrower or one or more of its Subsidiaries by appropriate proceedings and for which adequate reserves have been established by the Borrower or one or more of its Subsidiaries as reflected in the Borrower's or one or more of its Subsidiaries' financial statements;

         (c)     Liens in favor of the Lender;

         (d) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Borrower or one or more of its Subsidiaries incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (e) Liens (other than Liens imposed on any property of the Borrower or one or more of its Subsidiaries or any ERISA Affiliate pursuant to ERISA or section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, trade contracts (other than for Debt), surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnify obligation in an amount greater than $50,000), bids, leases that are not capitalized leases, performance bonds, sales contracts and other similar obligations, deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Borrower or one or more of its Subsidiaries;

         (f) Liens on Equipment existing on the date hereof and disclosed on Schedule 6.1(c) attached hereto;

         (g) Liens which are created in connection with Debt of the Borrower permitted by Section 6.2(c) hereof, in which case such Liens shall be subordinated to the Lender's Liens on terms satisfactory to the Lender;





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

         (h) Liens securing obligations of a Subsidiary to the Borrower or another Subsidiary; and

         (i) purchase-money Liens on any fixed assets provided that (i) any property subject to any such purchase-money Lien is acquired by the Borrower or any Subsidiary in the ordinary course of its respective business and the purchase-money Lien on any such property is created contemporaneously with such acquisition (ii) each such purchase-money Lien shall attach only to the property so acquired; and (iii) the Debt secured by all such purchase-money Liens shall not exceed $250,000.00 at any time outstanding in the aggregate.

         "Person" means an individual, partnership, limited liability partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Prime Rate" means the rate of interest established from time to time by the Lender and announced by the Lender as its prime rate. The Prime Rate is not necessarily the lowest or most favorable rate of interest charged by the Lender on extensions of credit to debtors.

         "Principal Amount" means the aggregate outstanding principal balance of the Revolving Loans.

         "Proceeding" shall mean any action, suit or proceeding before any Tribunal.

         "Reportable Event" means any of the events described in Section 4043(b) of ERISA.

         "Revolving Facility" means the line of credit established by the Lender for the benefit of the Borrower in an amount not to exceed the Maximum Amount to be used by the Borrower only for the purposes specified in Section 2.1(d).

         "Revolving Loans" means Loans made by the Lender to the Borrower under the Revolving Facility.

         "Revolving Note" means the promissory note in form and substance acceptable to the Lender in the original principal amount of $3,000,000.00 (as it may be amended, modified supplemented or replaced from time to time) evidencing the obligation of the Borrower to pay the Principal Amount together with interest on the Principal Amount.

         "State" means the Commonwealth of Virginia.

         "Subsidiary" means a corporation now existing or hereafter formed of which shares of stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Borrower except for any such corporation that is an Excluded Affiliate.





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
         "Tangible Net Worth" means, at any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on the consolidated balance sheet of the Borrower and its Subsidiaries on such date; provided that, in any event, such amounts are to be net of amounts carried on the books of the Borrower and its Subsidiaries for (a) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the date of this Agreement; (b) treasury stock; (c) unamortized debt discount expense;
(d) any cost of investments in excess of net assets acquired at any time of acquisition; (e) loans or advances to any Affiliate of the Borrower or Subsidiary, or directors, officers, employees or shareholders of the Borrower, any Affiliate of the Borrower, or any Subsidiary; (f) patents, patent applications, copyrights, trademarks, trade names, good will, research and development costs, organizational expenses, capitalized software development costs and other like intangibles; and (g) any investments in securities which are not actively traded on a national securities exchange.

         "Target Balance Management Loan Rider" means the Target Balance Management Loan Rider of even date herewith between the Borrower and the Lender in the form of Exhibit C attached hereto, as such rider may be amended, modified or supplemented from time to time.

         "Tax Return" shall mean any federal, state and local income, excise, property and other tax return or report.

         "Term Loan" means the Loan made by the Lender to the Borrower in the amount of up to $275,000.00 to be used by the Borrower only for the purposes specified in Section 2.2 (b).

         "Term Note" means the promissory note in form and substance acceptable to the Lender in the original principal amount of up to $275,000.00 (as it may be amended, modified supplemented or replaced from time to time) evidencing the obligation of the Borrower to pay the principal amount of the Term Loan together with interest on the Term Loan.

         "Termination Date" means April 30, 1998, and any extension or extensions thereof granted by the Lender in its sole discretion.

         "Tribunal" means any federal, state, municipal, foreign, territorial, or other court, arbitration panel or governmental body, subdivision, agency, department, commission, board, bureau or instrumentality having jurisdiction over the matter concerned.

         "UCC" means the Uniform Commercial Code as adopted in the State and all amendments thereto.

         SECTION 2. Loans.

         2.1.   Revolving Facility Amount and Borrowing Procedure.

         (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Loans to the Borrower from time to time until the Termination Date unless, after giving effect to any such Revolving Loan,
(i) the Principal Amount plus the available face amount of outstanding Letters of Credit plus the aggregate amount of drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto would exceed the Maximum Amount, or (ii) the Borrower then has, or as a result of such Revolving Loan would have, an obligation to prepay any Revolving Loan, with Revolving Loans to be repaid by Revolving Loans to be advanced on such date being excluded from the Principal Amount for the purposes of all such calculations. Subject to the foregoing limitations, the Borrower may borrow, repay without penalty and re-borrow hereunder from the date hereof until the Termination Date.

         (b) Subject to the terms and conditions of this Agreement, the Application applicable thereto and the other Loan Documents, the Lender agrees to issue Letters of Credit under the Revolving Facility for the benefit of the Borrower in an aggregate available face amount of up to $300,000.00; provided, however, that the Principal Amount plus the available face amount of outstanding Letters of Credit plus the aggregate amount of drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto shall never exceed the Maximum Amount. The expiration date of each Letter of Credit must be acceptable to the Lender, in its sole and absolute discretion, but in no event shall be later than the Termination Date.

         (c) If the Principal Amount, plus the available face amount of outstanding Letters of Credit, plus the aggregate amount of drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which Lender has not been reimbursed pursuant hereto exceeds the Maximum Amount, the Borrower shall immediately prepay the Revolving Loans to the extent necessary to reduce such excess. If after such prepayment the available face amount of outstanding Letters of Credit plus the aggregate amount of drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto exceeds the Maximum Amount, the Borrower shall immediately deliver to the Lender such additional collateral as the Lender shall deem necessary to adequately secure the Borrower's obligations with respect to such Letters of Credit and unrepaid drawings.

         (d) Effective as of the date of this Agreement, all Original Agreement Loans shall become Revolving Loans under this Agreement. Except as provided by the preceding sentence, the proceeds of the Revolving Loans shall be used for business or commercial purposes, including supporting the issuance by the Lender of Letters of Credit at the request of the Borrower, and for no other purpose.

         (e) Revolving Loans shall be made automatically in accordance with the provisions of the Target Balance Management Loan Rider; provided, however, that the Lender shall have no obligation to make such Revolving Loans if (i) after the disbursement thereof, the Principal Amount plus the available face amount of outstanding Letters of Credit plus the aggregate amount of drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto would exceed the Maximum Amount or (ii) the Borrower then has, or as a result of such Revolving Loan would have, an obligation to prepay any Revolving Loan. In addition to automatic advances of Revolving Loans, the Borrower may request that a Revolving Loan be made. Any request for a Revolving Loan must be received by the Lender not later than 1:00 p.m. (Washington, D.C.
time) on the date on which the Revolving Loan is to be made. Each request must specify the amount of the Revolving Loan and, at the option of the Lender, shall be accompanied by a current Borrowing Base Certificate, which may be transmitted by telecopy to the Lender at (703) 506-9553, or such other number as the Lender may designate in written notice to the Borrower. If a Borrowing Base Certificate is transmitted by telecopy, the Borrower shall maintain the original of such Borrowing Base Certificate as a permanent record for so long as any of the Obligations remain outstanding and shall allow the Lender to inspect such Borrowing Base Certificate and shall provide copies of such original to the Lender upon its request therefor. The proceeds of the Revolving Loans will be credited to the Operating Account. Revolving Loans may be requested by those individuals designated by the Borrower from time to time in written instruments delivered to the Lender; provided, however, that the Borrower shall remain liable with respect to any Revolving Loan disbursed by the Lender in good faith hereunder, even if such a Revolving Loan is requested by an individual who has not been so designated. The Borrower agrees to confirm in writing from time to time, when and as requested by the Lender, the purpose for which the proceeds of each Revolving Loan were used.

         (f) Any request for a Letter of Credit to be issued must be made by delivery to the Lender, not later than five (5) Business Days prior to the date of issuance of such requested Letter of Credit, of a properly completed and executed Application. The fee for each Letter of Credit shall be an amount equal to an opening fee of $500 plus a non-refundable commission of 2% per annum of the undrawn portion of the Letter of Credit, payable in advance upon issuance and thereafter on each anniversary of the date of issuance of such Letter of Credit. The Lender is authorized to advance on behalf of the Borrower as a Revolving Loan all sums required to be paid by the Borrower to the Lender in respect of any such Letter of Credit pursuant to the terms of the Application (including the fee set forth above), provided that the Lender may, but shall not be obligated to make such Revolving Loans if, after the disbursement thereof, the Principal Amount plus the available face amount of outstanding Letters of Credit plus the aggregate amount of drafts drawn under or purporting to be drawn under the Letters of Credit that have been paid by the Lender and for which the Lender has not been reimbursed pursuant hereto would exceed the Maximum Amount or (ii) the Borrower then has, or as a result of such Revolving Loan would have, an obligation to prepay any Revolving Loan. The provisions of the Application are deemed incorporated in this Agreement by this reference and shall be binding upon the Lender and Borrower as if fully set forth herein. If a conflict exists between the terms of the Application and any other Loan Document, the terms of the

Application shall control with respect to any Letter of Credit issued pursuant to such Application but not as to other matters governed by this Agreement or such Loan Document.

         2.2     Term Loan Amount and Borrowing Procedure.

         (a) Subject to the terms and conditions of this Agreement and receipt of a written request therefor from an authorized officer of the Borrower, the Lender agrees to make the Term Loan to the Borrower in the aggregate principal amount of up to $275,000.00. The proceeds of the Term Loan will be credited to the Operating Account. The obligation of the Borrower to repay the Term Loan plus interest accrued thereon shall be evidenced by the Term Note. The principal amount of the Term Loan shall be repaid in Thirty-Six
(36) equal monthly payments of $7,638.89 on the last day of each month, beginning on November 30, 1996 and ending on the Maturity Date; provided that the last such installment shall be in the amount sufficient to repay the Term Loan in full. The obligation of the Lender to make the Term Loan is not a revolving obligation and amounts borrowed under this Section 2.2 and repaid may not be reborrowed.

         (b) The proceeds of the Term Loan shall be used by the Borrower to repay the existing subordinated debt described on the Schedule of Subordinated Debt attached hereto and for no other purpose.

         (c) The Borrower may prepay the Term Loan in whole or in part at any time without premium or penalty. Any such prepayment shall be applied against the scheduled principal payments in the inverse order of maturity and shall not otherwise postpone or change the amount of any subsequent installment.

         2.3.    Interest.

         (a) Each Revolving Loan shall bear interest on the unpaid principal balance thereof from time to time outstanding, for each day from the date such Revolving Loan is made until it becomes due, at a per annum rate equal to the Prime Rate. Payments of interest on each Revolving Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of such Revolving Loan. At the option of the Lender, the Revolving Loans shall bear interest at the Default Rate, payable on demand, for each day during any period of Default hereunder. Accrued and unpaid interest due in respect of Original Agreement Loans as of the date hereof shall be paid on the Interest Payment Date next succeeding the date hereof.

         (b) The Term Loan shall bear interest on the unpaid principal balance thereof from time to time outstanding, for each day from the date the Term Loan is made until it becomes due, at a per annum rate equal to the Prime Rate plus 1/4%. Payments of interest on the Term Loan shall be made on each Interest Payment Date beginning on the Interest Payment Date next succeeding the date of disbursement of the Term Loan. At the option of the Lender, the Term Loan shall bear interest at the Default Rate, payable on demand, for each day during any period of Default hereunder.

         2.4. Administrative Fee. The obligation of the Borrower to pay the Administrative Fee shall commence on the date hereof and shall continue until the Obligations have been fully and completely paid and discharged. Commencing on December 31, 1996 and continuing on the last day of each subsequent calendar quarter thereafter (i.e. March 31, June 30, September 30 and December 31) until the Obligations have been fully and completely paid and discharged, the Borrower shall pay the Administrative Fee due for the calendar quarter(or partial calendar quarter) then ending. Any accrued and unpaid portion of this fee shall be paid on the Termination Date and, if applicable, on the Maturity Date. Any accrued and unpaid administrative fee due under the Original Agreement as of the date hereof shall be paid on December 31, 1996.

         2.5 Commitment Fee. The obligation of the Borrower to pay the Commitment Fee shall commence on the date hereof and shall continue until the Lender's obligation to make Revolving Loans has terminated and all Revolving Loans and all other Obligations related thereto have been fully and completely paid and discharged. Commencing on December 31, 1996 and continuing on the last day of each subsequent calendar quarter thereafter (i.e. March 31, June 30, September 30 and December 31) until the Lender's obligation to make Revolving Loans has terminated and all Revolving Loans and all other Obligations related thereto have been fully and completely paid and discharged, the Borrower shall pay the Commitment Fee due for the quarter (or portion thereof) then ending. Any accrued and unpaid portion of this fee shall be paid on the Termination Date. Any accrued and unpaid commitment fee due under the Original Agreement as of the date hereof shall be paid on December 31, 1996.

         2.6. Payments and Computations. All payments hereunder (including any payment or prepayment of principal, interest, fees and other charges) or with respect to the Notes or the Loans shall be made in lawful money of the United States of America, in immediately available funds, to the Lender at its office at North Tower, 5th Floor, 7799 Leesburg Pike, Falls Church, Virginia 22043, or at such other place as the Lender may in writing designate, and shall be applied, at the option of the Lender, first to accrued Obligations other than principal and interest, next to accrued interest and then to principal. If any payment of principal, interest or fees is not due on a Business Day, then the due date will be extended to the next succeeding full Business Day and interest and fees will be payable with respect to the extension. If any payment of principal, interest or fees is not made within seven days of its due date, the Borrower agrees to pay to the Lender a late charge equal to 5% of the amount of the payment. The rate at which interest accrues on the unpaid principal balance of any Loans for which the interest rate is based on the Prime Rate shall be changed effective as of the date of any change in the Prime Rate. Except where otherwise specifically provided, interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed. The Lender may, but shall not be obligated to, debit the amount of any payment due under this Agreement to any deposit account or loan account of the Borrower maintained with the Lender.

         2.7. Termination of Revolving Facility by Borrower. The Borrower may terminate the Revolving Facility. provided for in this Agreement and discontinue borrowing thereunder by giving not less than 30 Business Days' prior written notice of such termination to the Lender. The termination of the Revolving Facility shall not affect the rights of the Lender with respect to any

Obligations arising prior or subsequent to such termination and the provisions of this Agreement shall remain in full force and effect until the Obligations have been fully and completely paid and discharged. Once the Obligations have been fully and completely paid and discharged and all obligations of the Lender to make Loans has terminated, the Lender will release its Liens in the Collateral.

         2.8. Extensions of Termination Date and Maturity Date. The Lender may from time to time, in its sole discretion, extend the Termination Date and the Maturity Date by giving written notice of such extension to the Borrower. During any such periods of extension, the remaining terms and conditions of this Agreement shall remain in full force and effect.

         SECTION 3. Covenants, Representations and Other Terms Regarding Collateral.

         3.1. Security Interest. The Borrower hereby grants to the Lender, its successors and assigns, a security interest in the Collateral, all additions and accessions thereto and replacements thereof and all proceeds and products thereof, all books of account and records, including all computer software relating thereto, all policies of insurance on any property of the Borrower and all proceeds of such policies, all of which shall secure the Obligations.

         3.2.    Accounts Receivable.

         (a) The Borrower represents and warrants as to each and every Account Receivable, which is an account, now existing or hereafter arising, that: (i) it is a bona fide existing obligation, valid and enforceable against the Customer, for goods sold or leased or services rendered in the ordinary course of business; (ii) it is subject to no dispute, defense or offset except as disclosed in writing to the Lender; (iii) the supporting documents, instruments, chattel paper and other evidences of indebtedness, if any, delivered to the Lender are genuine, complete valid and enforceable in accordance with their terms; (iv) it is not subject to any discount, allowance or special terms of payment except as disclosed in writing to the Lender; and
(v) except to the extent the Assignment of Claims Act of 1940 or similar state law may apply to an Account Receivable from the Government, it is not and shall not be subject to any prohibition or limitation upon assignment.

         (b) The Borrower shall immediately notify the Lender of: (i) any dispute with a Customer relating to an Account Receivable due from such Customer in excess of $25,000.00 and (ii) any bankruptcy, insolvency, receivership, assignment for the benefit of creditors or suspension of business of any Customer of which the Borrower has knowledge.

         (c) It is intended that the Lender shall receive direct payments in respect of Accounts Receivable from Customers, and the Lender shall have the right to notify Customers of its security interest in the Accounts Receivable and require payments to be made directly to the Lender. The Borrower will notify each Customer of the Lender's security interest in the Accounts Receivable and shall direct all Customers to make payments on Accounts Receivable to the Cash Collateral Account designated by the Lender by printing such direction on all invoices given to Customers.

         (d) To facilitate its receipt of direct payments in respect of Accounts Receivable from Customers, the Lender has caused one or more Cash Collateral Accounts to be opened and maintained at the principal office of the Lender. The Lender may open additional Cash Collateral Accounts as it may deem necessary or desirable. The Cash Collateral Accounts will contain only cash proceeds of the Accounts Receivable. Any cash proceeds (as such term is defined in Section 9-306(1) of the UCC) received by the Lender directly from Customers obligated to make payments under Accounts Receivable pursuant to clause (c) of this Section 3.2 or from the Borrower pursuant to clause (e) of this Section 3.2, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Accounts, and until so deposited shall be held in trust by the Lender in recognition of the Lender's security interest therein and shall not be commingled with any funds of the Borrower not constituting proceeds of Collateral. The name in which the Cash Collateral Accounts is carried shall clearly indicate that the funds deposited therein are the property of the Borrower, subject to the security interest of the Lender hereunder. Such proceeds, when deposited, shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Lender shall have sole dominion and control over the funds deposited in the Cash Collateral Accounts, and such funds may be withdrawn therefrom only by the Lender. Provided that no Default, each Business Day the Lender (after final collection) will apply the funds in the Cash Collateral Accounts to reduce the outstanding principal balance of the Revolving Loans and will transfer any funds remaining in the Cash Collateral Accounts after such principal curtailments to the Operating Account.

         (e) The Borrower shall cause all payments from Customers in respect of Accounts Receivable collected by it to be delivered to the Lender forthwith upon receipt for deposit in the Cash Collateral Accounts, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Lender) and until so delivered such payments shall be held in trust by the Borrower in recognition of the Lender's security interest therein and shall not be commingled with any funds of the Borrower not constituting proceeds of Collateral. The Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for the Borrower to endorse and sign the name of the Borrower on all checks, drafts, money orders or other media of payment so delivered and to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this
Section 3.2(e) and to carry out the intent hereof, to do any act which the Borrower is required to do pursuant to the terms of this Section 3.2(e), and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrower. Any endorsements or assignments made pursuant to the foregoing power of attorney shall, for all purposes. be deemed to have been made by the Borrower prior to any endorsement or assignment thereof by the Lender. The Lender may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

         (f) To facilitate the direct collection of payments made in respect of Accounts Receivable, the Lender shall have the right to take over the Borrower's post office boxes or make other arrangements, with which the Borrower shall cooperate, to receive the Borrower's mail.

         (g) The Borrower shall execute all other agreements, instruments and documents and shall perform all further acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

         3.3.    Inventory and Equipment.

         (a) All of the Inventory and Equipment will be kept only at such places as the Borrower shall designate from time to time by written notice to the Lender. The Borrower shall give the Lender prior written notice before Inventory or Equipment is moved or delivered to a location other than such designated places of business and the Lender's lien and security interest will be maintained despite the location of the Inventory or Equipment. In connection with any such move or change, the Borrower shall execute and deliver to the Lender such financing statements as Lender shall require, in form and substance reasonably satisfactory to the Lender, to maintain the perfection and priority of the Lender's lien in such Equipment or Inventory. The Borrower shall not, without the prior written consent of the Lender, move or deliver the Inventory or Equipment to a location outside of the United States of America.

         (b) The Borrower shall keep and maintain the Equipment in good operating condition and repair. The Borrower shall not permit any of the Equipment to become a fixture to any real estate unless subordination agreements satisfactory to the Lender are obtained by any owner or mortgagee of such real estate. The Borrower shall, immediately on demand therefor by the Lender, deliver to the Lender any and all evidence of ownership of any of the Equipment. None of the Equipment shall be sold, transferred, leased or otherwise disposed of without the prior written consent of the Lender, except for (i) sales or dispositions of Equipment which the Borrower determines in good faith to be obsolete, and (ii) sales or dispositions of Equipment which is contemporaneously replaced with Equipment of comparable value and utility.

         (c) The Lender's security interest shall extend and attach to Inventory which is presently in existence and is owned by the Borrower or in which the Borrower purchases or acquires an interest at any time and from time to time in the future, whether such Inventory is in transit or in the Borrower's constructive, actual or exclusive occupancy or possession or not and wherever the same may be located, including, without limitation, all Inventory which may be located at the premises of the Borrower or upon the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents, finishers, convertors or other third parties who may have possession of the Inventory.

         (d) Upon sale, exchange, lease or disposition of the Inventory or Equipment, the security interest of the Lender shall without break in continuity and without further formality or act continue in and attach to all cash and non-cash proceeds of such sale, exchange, lease or disposition, including Inventory returned or rejected by customers or repossessed by either the Borrower or the Lender. As to any such sale, exchange, lease or disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, detinue and reclamation.

         (e) Except for sales or leases made in the ordinary course of business, the Borrower shall not sell, lease, encumber or dispose of or permit the sale, lease, encumbrance or disposal of any Inventory without the prior written consent of the Lender.

         3.4. Defense of Collateral. The Borrower, at its expense, will defend the Collateral against any claims or demands adverse to the Lender's security interest therein and will promptly pay, when due, all taxes or assessments levied against the Borrower on the Collateral.

         3.5. Information Regarding Collateral. The Borrower shall provide the Lender such information as the Lender may from time to time reasonably request with respect to the Collateral, including, without limitation, statements describing, designating, identifying and evaluating all Collateral and listing all sales and purchases of Inventory occurring within a designated time period.

         3.6. Insurance of Collateral. The Borrower shall have the Equipment and Inventory insured against loss or damage by fire, theft, burglary, pilferage, loss in transportation and such other hazards as the Lender shall specify, by insurers satisfactory to the Lender, in amounts satisfactory to the Lender and under policies containing loss payable clauses satisfactory to the Lender. Each such policy shall, at the option of the Lender, contain a provision that it may not be canceled or any of its terms amended, modified or waived, without giving the Lender 30 days' prior written notice. At the request of the Lender, all of such policies shall be deposited with the Lender. The Borrower agrees that the Lender shall have a security interest in such policies and the proceeds thereof, and, if any loss should occur, the proceeds may be applied to the payment of the Obligations or to the replacement or restoration of the Inventory or Equipment damaged or destroyed, as the Lender may elect or direct. After the occurrence of a Default or an Event of Default, the Lender shall have the right to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be made thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any of the insurance policies.

         3.7. Perfection of Security Interest. The Borrower shall perform any and all steps in all relevant or appropriate jurisdictions as may be necessary or reasonably requested by the Lender to perfect, maintain and protect the Lender's security interest in the Collateral. The Borrower shall pay taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement; provided that this shall not limit the obligations of the Borrower to execute separate or subsequent financing statements with respect to the Collateral upon the Lender's request.

         3.8. Power of Attorney. The Borrower hereby appoints the Lender and any officer, employee or agent of the Lender as the Lender may from time to time designate as attorneys-in-fact for the Borrower to perform all actions necessary or desirable in the discretion of the Lender to effect the provisions of this Agreement and to carry out the intent hereof, to do any act which the Borrower is required to do pursuant to the terms of this Agreement, and to exercise such rights and powers as the Borrower might exercise with respect to the Collateral, all at the cost and expense of the Borrower. The Borrower agrees that neither the Lender nor any other such attorney-in-fact will be liable for any acts of omission or commission, unless such acts were willful and malicious, nor for any error of judgment or mistake of law or fact. This power is coupled with an interest and is irrevocable so long as any Obligations are outstanding. The Lender agrees that it shall not exercise any rights under this Section prior to the occurrence of a Default.

         3.9. Limitations on Obligations. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under each Account Receivable and contract giving rise to each Account Receivable to observe and perform all the conditions and obligations to be observed and performed by the Borrower thereunder, all in accordance with and pursuant to the terms and provisions of each such Account Receivable and contract. The Lender shall not have any obligation or liability under any Account Receivable or contract by reason of or arising out of this Agreement or the assignment of such Account Receivable or contract to the Lender or the receipt by the Lender of any payment relating to the Account Receivable pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Account Receivable or contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Account Receivable, or to present or file any claim, or to take any action to collect or enforce any performance of the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         3.10. Indemnification. In any suit, proceeding or action brought by or against the Lender relating to the Collateral, the Borrower will save, indemnify and keep the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Borrower, and all such obligations of the Borrower shall be and remain enforceable against and only against the Borrower and shall not be enforceable against the Lender. The foregoing obligation of the Borrower to indemnify the Lender shall survive the payment of the Obligations and the termination of this Agreement but shall not extend to any suit, proceeding or action arising out of the Lender's gross negligence or willful misconduct.

         SECTION 4. Representations and Warranties. As of the date hereof and as of each date a Loan is requested hereunder, the Borrower represents and warrants to the Lender:

         4.1. Incorporation, Good Standing and Due Qualification. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

         4.2. Corporate Power and Authority. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower; (b) contravene the Borrower's charter or bylaws; (c) result in a material breach of or constitute a default under any material agreement or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (d) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower except as specifically created by or permitted under the Loan Documents; and (e) to the Borrower's best knowledge cause the Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such corporation.

         4.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership or by general principles of equity.

         4.4. Financial Statement. The financial statements of the Borrower which have been furnished to the Lender in connection with this Agreement are complete and correct in all material respects in accordance with GAAP and fairly present the financial condition of the Borrower, and, since the date of each such statement, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower.

         4.5. Litigation. There is no pending or, to the Borrower's best knowledge, threatened action or proceeding against or affecting the Borrower or any Subsidiary before any Tribunal, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or such any Subsidiary.

         4.6. Ownership and Liens. The Borrower and each Subsidiary has title to all of its assets, including the Collateral, and none of the Collateral or such assets, to the best of the Borrower's knowledge, is subject to any Lien, except Liens permitted by this Agreement.

         4.7.    ERISA.

                 (a) Prohibited Transactions. No transaction has occurred in connection with which the Borrower or any Subsidiary would be subject to a liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Code Section 4975.

                 (b) Plan Termination. There has been no termination of an Employee Benefit Plan or trust created under any Employee Benefit Plan that has or will give rise to liability to the PBGC on the part of the Borrower or an ERISA Affiliate. No withdrawal or other liability has been incurred under Title IV of ERISA with respect to any Employee Benefit Plan by the Borrower or an ERISA Affiliate. The PBGC has not instituted proceedings to terminate any Employee Benefit Plan.

         (c) Accumulated Funding Deficiency. Full payment has been made of all amounts which are required under the terms of each Employee Benefit Plan to have been paid as contributions to such Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended on or before the date of this Agreement, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Code Section 412), whether or not waived, exists with respect to any Employee Benefit Plan. The Borrower and each ERISA Affiliate are current with all required installments under Code Section 412.

         (d) Relationship of Benefits to Pension Plan Assets. The current value of the benefit liabilities (as defined in Section 4001 (a)(16) of ERISA) of each Employee Benefit Plan does not exceed the fair market value of the assets of such Employee Benefit Plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under Code Section 401(a)(29). No lien under Code Section 412(n) or Sections 312(f) or 4068 of ERISA has been or is reasonably expected by the Borrower to be imposed on the assets of the Borrower or any ERISA Affiliate.

         (e) Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate participates in or contributes to or, since September 26, 1980 has participated in or contributed to, any Multiemployer Plan.

         (f) Compliance with ERISA. The Borrower and the ERISA Affiliates are in compliance in all material respects with those provisions of ERISA which are applicable to them. Any Employee Benefit Plan which is intended to be "qualified" under Code Section 401 (a) is so qualified. No Reportable Event has occurred with respect to any Employee Benefit Plan. Each Employee Benefit Plan has been administered in compliance with ERISA and the applicable provisions of the Code, and in accordance with its terms and any related agreements or documents. The Borrower may terminate its contributions to any other Employee Benefit Plan maintained by it without incurring any liability to any person interested therein. There is no pending or, to the best knowledge of the Borrower, threatened assessment, complaint, proceeding or investigation of any kind before any Tribunal, including, but not limited to, the Internal Revenue Service, the Department of Labor, the PBGC or any court of competent jurisdiction, related to an Employee Benefit Plan, nor is there any basis therefor. The Borrower and each ERISA Affiliate have complied with the continuation coverage requirements of Code Section 4980B and Part 6 of Title I of ERISA and any predecessor provisions thereto.

         4.8. Taxes. The Borrower and each Subsidiary have (a) timely filed or caused to be filed all Tax Returns required to be filed for all periods up to and including the date hereof in each jurisdiction in which they are or have been subject to taxation and such returns and reports are true and correct, have timely filed all claims for refunds to which they are entitled and have timely paid or caused to be paid in full all taxes which are due and payable to any taxing authorities for such periods, (b) fully paid or accrued on their respective books an amount sufficient to pay all taxes to the extent of known liabilities therefor which are not yet due and payable, (c) made or caused to be made all withholdings of taxes required to be made, and such withholdings have either been paid to the appropriate governmental authority or set aside in separate accounts for such purposes, and (d) otherwise satisfied, in all material respects, all legal requirements applicable to them with respect to all aforementioned obligations of all taxing jurisdictions, and neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of the Borrower, threatening to assert against the Borrower or any Subsidiary any deficiency or claim for additional taxes or any interest thereon or penalties in connection therewith.

         4.9. Debt. The Borrower is not in any manner directly or contingently obligated with respect to any Debt which is not permitted by this Agreement. The Borrower is not in default with respect to any such Debt.

         4.10. Corporate Name: Chief Executive Office. During the five years immediately preceding the date of this Agreement, neither the Borrower nor any predecessor of the Borrower has used any corporate or fictitious name other than its current corporate name. The chief executive office of the Borrower, within the meaning of Section 9.103(3)(d) of the UCC is 45365 Vintage Park Plaza, Suite 100, Dulles (Loudoun County), Virginia 20166.

         4.11. Environmental and Safety Matters. The operation of the business of the Borrower and all Subsidiaries does not violate any applicable Environmental Laws. The Borrower and all Subsidiaries have timely obtained all licenses and permits and timely filed all reports required to be filed under any applicable Environmental Laws. Neither the Borrower nor any Subsidiary has, and, to the best knowledge of the Borrower, no other Person has, stored any chemical or hazardous substances, including any "Hazardous Substances," "Pollutants" or "Contaminants" (as such terms are defined in CERCLA), asbestos, petroleum products, or polychlorinated biphenyls on, beneath or about any of the owned or leased properties of the Borrower or any Subsidiary in violation of any applicable legal requirements, including any Environmental Laws. Except as otherwise disclosed to the Lender in writing prior to the date hereof, to the best knowledge of the Borrower, there is no condition relating to or resulting from the release or discharge into the soil, surface waters, groundwaters, drinking water supplies, navigable waters, land, surface or subsurface strata, ambient air or any other environmental medium which has resulted or could result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Borrower or any Subsidiary by any Tribunal or other third party relating to or resulting from the operation of its business or otherwise related to any real property owned or leased of the Borrower or any Subsidiary, irrespective of the cause of such condition. Neither the Borrower nor any Subsidiary has received notice from any Tribunal or private or public entity advising the Borrower or any Subsidiary that it is potentially responsible for response costs with respect to a release or threatened release of any Hazardous Substances. Neither the Borrower nor any Subsidiary has and, to the best knowledge of the Borrower, no other Person has, buried, dumped or otherwise disposed of any Hazardous Substances on, beneath or about any property of the Borrower or any Subsidiary or on, beneath or about any other property in violation of any applicable legal requirements, including any Environmental Laws.

Neither the Borrower nor any Subsidiary has received notice of violation of any Environmental Law or zoning or land use ordinance, law or regulation relating to the operation of the business of the Borrower or any Subsidiary, nor is the Borrower aware of any such violation.

         4.12. Licenses. The Borrower and all Subsidiaries possess all Licenses from federal, state and local governmental or regulatory authorities that are necessary for the ownership, maintenance and operation of their respective businesses as now conducted or as proposed to be conducted and the ownership or leasing of their respective properties where the failure to possess such Licenses would have a material adverse effect on the condition (financial or otherwise), operations, business or property of such Borrower or such Subsidiary. The Licenses are in full force and effect, and the Borrower and each Subsidiary, as the case may be, are in compliance in all material respects with all of such Licenses.

         4.13. Intellectual Property. The Borrower and all Subsidiaries own all right, title and interest in and to all Intellectual Property used in and material to the operation of their respective businesses or, for such Intellectual Property that is not owned, possesses adequate licenses or other legally enforceable rights to use the same. The Borrower has no reason to believe that any valid basis exists upon which a claim adversely affecting any such Intellectual Property may be asserted against the Borrower or any Subsidiary. To the best knowledge of the Borrower, no Person is infringing upon the Intellectual Property used by the Borrower or any Subsidiary material to the operation of their respective businesses. The Borrower has taken appropriate steps to protect the secrecy, confidentiality and value of its and all Subsidiaries' rights in and to such Intellectual Property and to prevent others from using such Intellectual Property without consent.

         4.14. Absence of Payments. None of the Borrower, any Subsidiary, any of their respective directors, officers, agents or employees, or, to the best knowledge of the Borrower, any other Person acting on behalf of any such Person has made any unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity, to government officials or others.

         4.15. Related Party Transactions. No present or former officer, director, stockholder or Affiliate of the Borrower is a party to any transaction or series of transactions with the Borrower which requires payments by the Borrower to such officer, director, stockholder or Affiliate other than normal and customary employment compensation and benefits.

         4.16. Disclosure. All facts material to the financial condition, results of operations, business, prospects and property of the Borrower and each Subsidiary have heretofore been disclosed to the Lender. No representation or warranty made by the Borrower in this Agreement or in any of the other Loan Documents, or in any statement, certificate, exhibit or schedule furnished or to be furnished to the Lender pursuant to this Agreement or any of the other Loan Documents or in connection with the transactions contemplated herein and therein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

         SECTION 5. Affirmative Covenants. The Borrower covenants and agrees with the Lender that it will:

         5.1. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which to the best of Borrower's knowledge such qualification is required.

         5.2. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and each Subsidiary, and maintain the principal records and books of account of the Borrower and each Subsidiary, including those concerning the Collateral, at the chief executive office of the Borrower.

         5.3. Maintenance of Properties. Maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         5.4. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

         5.5. Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, including, without limitation, insurance covering the Inventory and Equipment as required hereby.

         5.6. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, ERISA), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except as contested in good faith and through appropriate proceedings deemed reasonably acceptable to the Lender.

         5.7. Right of Inspection. At any reasonable time and from time to time, permit the Lender or any agent or representative thereof to audit and verify the Collateral, examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their respective officers, directors or shareholders and the Borrower's independent accountants; and in connection with any such inspection, pay to the Lender upon demand its then current fee for such inspections to compensate the Lender for the cost incurred and the commitment of resources required for conducting such inspection.

         5.8.    Reporting Requirements.  Furnish to the Lender:

                 (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, unaudited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income and retained earnings of the Borrower and Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP. Such financial statements shall be certified by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender, to present fairly the financial condition of the Borrower (subject to year-end adjustment) and shall be accompanied by a calculation of the financial covenants which are applicable to such financial statements pursuant to Section
5.12 hereof,

                 (b) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited financial statements consisting of consolidated and consolidating balance sheets of the Borrower and Subsidiaries as of the end of such fiscal year, consolidated and consolidating statements of income and retained earnings of the Borrower and Subsidiaries for such fiscal year, and consolidated and consolidating statement of cash flows of the Borrower and Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP. The consolidated statements shall be accompanied by an opinion thereon acceptable to the Lender of an independent certified public accountant firm selected by the Borrower and acceptable to the Lender and shall also be accompanied by a calculation of the financial covenants certified by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender, which are applicable to such financial statements pursuant to Section 5.12 hereof,

                 (c) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

                 (d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Tribunal affecting the Borrower or any Subsidiary, which, in the reasonable opinion of the Borrower, if determined adversely, could have a material adverse effect on the financial condition, properties or operations of the Borrower or such Subsidiary;

                 (e) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default and Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                 (f) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                 (g) Borrowing Base Certificate and Accounts Receivable Detail. On or before the tenth (10th) day of each Financial Reporting Month, a Borrowing Base Certificate appropriately completed and executed by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender and including a computation of the Borrowing Base as of the last day of the previous Financial Reporting Month, accompanied by (i) schedules of all outstanding Accounts Receivable of the Borrower as of the last day of the previous Financial Reporting Month showing the age of such Accounts Receivable in intervals of not more than thirty (30) days, (ii) such other supporting documents to the schedules as Lender may from time to time reasonably request, and (iii) such invoices, instruments, chattel paper and other evidences of indebtedness representing any Accounts Receivable, duly endorsed in blank or to the Lender, as the Lender may request;

                 (h) Government Contract Audits. Promptly after the Borrower's receipt thereof, notice of any final decision of a contracting officer disallowing costs aggregating more than $25,000.00, which disallowed costs arise out of any audit of the Borrower's contracts with the Government;

                 (i) Notice of Claimed Defaults. Immediately upon becoming aware that the holder of any Debt or Lien has given notice or taken any action with respect to a claimed breach, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed breach, default or event of default by the Borrower thereunder, and the action being taken or proposed to be taken with respect thereto; and


                 (j) Contract Backlog Report. If requested by the Lender, reports relating to the Accounts Receivable included in any Borrowing Base Certificate setting forth a description of contracts giving rise to such Accounts Receivable, the percentage of completion of the work to be performed with respect to such contracts, the amounts billed under such contracts and the amounts remaining to be billed, in form and detail satisfactory to the Lender; and

                 (k) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Lender may from time to time reasonably request.

         5.9. Licenses. Keep, and cause each Subsidiary to keep, all Licenses and all other agreements necessary to operate the business of such Borrower or such Subsidiary in full force and effect and free from burdensome restrictions and comply in all material respects with all terms and conditions thereof.

         5.10. ERISA. (a) Make, and cause each Subsidiary to make, prompt payments of contributions required by the terms of each Employee Benefit Plan and meet the minimum funding standards set forth under ERISA and the Code with respect to each Employee Benefit Plan to which such standards apply; (b) notify the Lender immediately of any fact, including, without limitation, any Reportable Event, arising in connection with any Employee Benefit Plan which, more likely than not, would constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Employee Benefit Plan; (c) notify the Lender immediately of the intent by the Borrower to terminate any Employee Benefit Plan; (d) notify the Lender immediately of the adoption of an amendment to any Employee Benefit Plan (or of any other event) which causes any Employee Benefit Plan to fail to have sufficient assets to qualify for a standard termination under Section 4041 of ERISA or to require providing security under Code Section 401(a)(29); (e) promptly after receipt thereof, furnish to the Lender a copy of any notice received by the Borrower or any Subsidiary from the PBGC relating to the intention of the PBGC to terminate any Employee Benefit Plan or to appoint a trustee to administer any Employee Benefit Plan; (f) promptly after receipt thereof, furnish to the Lender a copy of any notice received by the Borrower or any Subsidiary from the Internal Revenue Service relating to the intention of the Internal Revenue Service to disqualify any Employee Benefit Plan or to refuse to grant a favorable determination letter with regard to any Employee Benefit Plan; (g) notify the Lender immediately of any lawsuit, claim for damages or administrative proceeding in which an Employee Benefit Plan or a fiduciary with respect thereto is a defendant; and (h) furnish to the Lender, promptly upon its request therefor, such additional information concerning each and every Employee Benefit Plan as may be reasonably requested, including, but not limited to, the annual report required to be filed under ERISA and any notices filed or proposed to be filed in connection with any of the foregoing.

         5.11. Environmental Matters. Notify the Lender immediately of the receipt by the Borrower or any Subsidiary of any notice from any Tribunal that there has been a violation by the Borrower or any Subsidiary of any Environmental Law and that remediation of such violation is necessary and assume responsibility for, and control the process of, any response action, penalties or correction associated with such violation.

         Section 5.12. Financial Covenants.

         (a) Minimum Tangible Net Worth Until Public Offering. Until the financial period in which the Borrower consummates its planned initial public offering of its common stock, maintain a Tangible Net Worth of not less than $ 1,000,000.00 as of the ending date of the financial period depicted in each balance sheet required to be delivered to the Lender under the terms of this Agreement.

         (b) Minimum Tangible Net Worth After Public Offering. Effective for the financial period in which the Borrower consummates its planned initial public offering of its common stock and for each financial period thereafter, maintain a Tangible Net Worth of not less than $ 1,000,000.00 plus 90% of the Equity Infusion Amount as of the ending date of the financial period depicted in each balance sheet required to be delivered to the Lender under the terms of this Agreement.

         SECTION 6. Negative Covenants.  The Borrower agrees that it will not:

         6.1. Liens. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except Permitted Liens.

         6.2. Debt. Create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Debt, except (a) the Obligations; (b) Debt in existence on the date of this Agreement and depicted in Schedule 6.2 attached hereto; (c) Debt of the Borrower subordinated to the Obligations on terms satisfactory to the Lender; (d) subject to the limitations specified in Section 6.8 and 6.11 hereof, Debt of any Subsidiary to the Borrower or another Subsidiary; (e) ordinary trade accounts payable; and
(f) Debt of the Borrower or any Subsidiary secured by purchase-money Liens permitted by this Agreement.

         6.3. Mergers, Etc. Merge or consolidate with a Person, or permit any Subsidiary to do so, except that (a) any Subsidiary may merge into or transfer assets to the Borrower, (b) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary, and (c) the Borrower may merge into an existing or to-be-formed Subsidiary as described in, and subject to the conditions set forth in, that certain Waiver and Consent executed between the Borrower and the Lender on October 3, 1996.

         6.4. Leases. Create, incur, assume, or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any obligation as lessee for the rental or hire of any real or personal property, except as is necessary in connection with such party's normal and customary business activities.

         6.5. Sale and Leaseback. Sell, transfer or otherwise dispose of, or permit any Subsidiary to sell, transfer or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

         6.6. Dividends . Declare or pay any dividends; purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its stockholders whether in cash, assets or obligations of the Borrower; allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any Subsidiary to purchase or otherwise acquire for value any stock of the Borrower or another Subsidiary, except that if there is no Default at such time
(a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower and (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; provided that the Borrower shall not declare or pay any dividends permitted under this Section 6.6 until the Lender has received written notice from the Borrower at least five (5) Business Days in advance of declaring or paying any such dividend and has also received such other information as the Lender may have requested in order to verify the amount of the proposed dividends and to determine that the conditions precedent to the making of the requested dividends have been satisfied.

         6.7. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, Accounts Receivable and leasehold interests), except: (a) the sale of Inventory in the ordinary course of business; (b) the sale or other disposition of Equipment which the Borrower determines in good faith to be obsolete; and (c) the sale, lease, assignment, or other transfer by any Subsidiary of its assets to the Borrower.

         6.8. Loans. Make, or permit any Subsidiary to make, any loan or advance to any Person except for (a) loans or advances to employees, officers or directors of the Borrower or any Subsidiary not exceeding at any time outstanding the aggregate principal sum of (i) $25,000.00 plus (ii) reasonable advances for anticipated business expenses of employees that would be reimbursable to such employees under the Borrower's expense reimbursement policy and (b) loans to Subsidiaries and Excluded Affiliates not exceeding at any time outstanding the aggregate principal sum of $500,000.00.

         6.9. Guaranties, Etc. Assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         6.10. Acquisitions. Purchase or acquire, or permit any Subsidiary to purchase or acquire, (a) all or substantially all of the assets of any Person, or (b) any capital stock of or ownership interest in any other Person, except that (i) the Borrower may merge into an existing or to-be-formed Subsidiary as described in, and subject to the conditions set forth in, that certain Waiver and Consent executed between the Borrower and the Lender on October 3, 1996 and (ii) the Borrower may make Permitted Investments so long as the aggregate consideration for all such Permitted Investments paid by the Borrower after the date of this Agreement does not exceed $30,000.00.

         6.11. Transaction with Affiliate. Except as specifically permitted by the terms of this Agreement, (including, without limitation, Section 6.8 hereof), enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, or permit any subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be applicable in a comparable arm's-length transaction with a Person not an Affiliate.

         6.12. Change of Chief Executive Office and Corporate Name. Move the principal records and books of account of the Borrower or any Subsidiary, including those concerning the Collateral from its chief executive office or change its chief executive office or the name under which it does business without (a) giving the Lender at least thirty (30) days prior written notice, and (b) executing and delivering financing statements reasonably satisfactory to the Lender prior to such move or change.

         SECTION 7. Conditions of Lending. The making of the Loans and the issuance of Letters of Credit shall be subject to the following conditions:

         7.1. Conditions Precedent to Closing. The initial disbursement of a Revolving Loan or the Term Loan or the initial issuance of a Letter of Credit shall be subject to the following conditions precedent:

         (a) The Loan Documents shall have been appropriately completed, duty executed by the parties thereto, recorded and or filed where necessary and delivered to the Lender, and all taxes and fees with respect to such recording and filing shall have been paid by the Borrower.

         (b) No Default or Event of Default shall have occurred and be continuing.

         (c) All representations and warranties contained herein shall be true and correct at the date of the Closing.

         (d) All legal matters incident to the Loans shall be satisfactory to counsel for the Lender, and the Borrower agrees to execute and deliver to the Lender such additional documents and certificates relating to the Loans as the Lender may reasonably request.

         (e) If required by the Lender, the Lender shall have received an opinion of counsel to the Borrower as to such matters as the Lender may request, in form and substance satisfactory to the Lender and its counsel.

         (f) The Lender shall have received a certification by an acceptable provider of financing statement searches of all financing statements of public record which relate or pertain to the Borrower and/or the Collateral, financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender's security interest in the Collateral, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Collateral (except with respect to Liens permitted by this Agreement), and all taxes and fees with respect to such recording and filing shall have been paid by the Borrower; provided that the Lender may choose to waive this condition with respect to the filing of certain financing statements or termination statements prior to Closing. The Lender shall also have received a certification by an acceptable provider of judgments and tax lien searches of the absence of any judgements or tax liens of public record against the Borrower and/or the Collateral.

         (g) If requested by the Lender, the Borrower shall have delivered to the Lender (i) certified copies of evidence of all corporate actions taken by the Borrower to authorize the execution and delivery of this Agreement, the Notes and the other Loan Documents, (ii) a certificate of incumbency for the officers of the Borrower executing the Loan Documents required herein, (iii) a good standing certificate dated not more than 30 days prior to the date of the Closing from the appropriate state official of any state in which the Borrower is incorporated or qualified to do business, and (iv) such additional supporting documents as the Lender or counsel for the Lender may reasonably request.

         (h) The Lender shall have received a Borrowing Base Certificate, a listing and aging of Accounts Receivable, a listing of accounts payable of the Borrower, a report setting forth the status of all contracts, all of which shall be of a current date, shall be appropriately completed and duly executed by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender and generally shall be in form and substance satisfactory to the Lender.

         (i) The Lender shall have received and approved a current financial statement of any Guarantor.

         (j) The Lender shall have received evidence satisfactory to it that the Borrower has obtained the insurance required by this Agreement.

         (k) The Lender shall have received such landlord and mortgagee waivers as it shall request with respect to any landlord or mortgagee which may claim or have an interest in any of the Collateral.

         (l) The Borrower shall have executed all other agreements, instruments and documents and shall have performed all acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

         7.2. Conditions Precedent to Subsequent Disbursements. The disbursement of subsequent Loans and the issuance of subsequent Letters of Credit shall be subject to the following conditions precedent:

         (a) No Default or Event of Default shall have occurred and be continuing.

         (b) No material adverse change shall have occurred in the financial condition of the Borrower or any Guarantor.

         (c) All representations and warranties contained herein shall be true and correct at the date of such disbursement.

         (d) No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the opinion of counsel for the Lender would make it illegal for the Lender to make Loans or issue Letters of Credit hereunder.

         (e) If required by the Lender, the Borrower shall have delivered to the Lender a current Borrowing Base Certificate, a listing and aging of Accounts Receivable, a listing of accounts payable of the Borrower, a report setting forth the status of all contracts, all of which shall be of a current date, shall be appropriately completed and duly executed by the chief financial officer of the Borrower, the Treasurer of the Borrower or such other financial officer of the Borrower as is acceptable to the Lender and generally shall be in form and substance satisfactory to the Lender.

         (f) If previously waived by the Lender as a condition to Closing, financing statements and/or termination statements shall have been filed in each location where the Lender deems such filing necessary to perfect its security interest in the Collateral or terminate a previously perfected security interest in the Collateral.

         (g) The Lender shall have received such landlord and mortgagee waivers as it shall request from any landlord or mortgagee which, in the reasonable judgment of the Lender, has an interest in any of the Collateral, and all landlord and mortgagee waivers previously provided to the Lender by any landlord or mortgagee which, in the reasonable judgment of the Lender, has an interest in any of the Collateral shall remain in effect.

         (h) The Borrower shall have executed all other agreements, instruments and documents and shall have performed all acts which the Lender may require with respect to Accounts Receivable owing by the Government to ensure compliance with the Assignment of Claims Act of 1940, as amended, and all applicable regulations issued pursuant thereto.

         SECTION 8. Default.

         8.1. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         (a) The failure of the Borrower to pay any Obligation to the Lender including, without limitation, the principal of or interest on the Notes or any of the Loans, when the same shall become due and payable, whether at maturity, as a result of the Lender's demand for payment or otherwise; provided, however, that any such failure (other than a failure to make a payment due pursuant to Section 2.1 (c), as to which no notice and cure period applies) shall constitute an Event of Default only if such failure is not cured within ten (10) days after the date when the Lender's notice of such failure (which notice may be a computer generated late payment notice) is deemed effective pursuant to Section 9.3 hereof; or

         (b) The refusal by the Borrower to permit the Lender to inspect, examine, verify or audit the Collateral in accordance with the provisions of this Agreement; or

         (c) The failure of the Borrower to perform or observe any covenant set forth herein (except any such failure resulting in the occurrence of another Event of Default described in this Section) or to perform or observe any other term, condition, covenant, warranty, agreement or other provision contained in this Agreement or any of the other Loan Documents; provided that if such failure is capable of cure, then such failure shall constitute an Event of Default only if such failure is not cured within ten (10) days after the date when a notice from the Lender specifying such failure is deemed effective pursuant to Section 9.3 hereof; or

         (d) The existence of any material inaccuracy in any representation or warranty made by the Borrower or any statement or representation made in any certificate, report or opinion delivered pursuant hereto or in connection with any borrowing hereunder or the occurrence of any material breach thereof; or

         (e) The occurrence of a default under and the acceleration of any other obligation of the Borrower, any Subsidiary, or any Guarantor for the payment of any Debt in excess of $100,000.00, unless and to the extent that the declaration of default and acceleration is being contested in good faith in a court of appropriate jurisdiction; or

         (f) The making by the Borrower of an assignment for the benefit of creditors, the filing by the Borrower of a petition in bankruptcy or a petition or application to any Tribunal for the appointment of any receiver or trustee for the Borrower or any substantial part of its property, or the commencement by the Borrower of any proceeding relating to the Borrower under any reorganization, arrangement, readjustments of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or

         (g) The failure within 30 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or the failure within 30 days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of the properties of the Borrower to have such appointment vacated; or

         (h) The occurrence of any of the events described in the two immediately preceding clauses with respect to a Subsidiary or a Guarantor, or any property of a Subsidiary or a Guarantor; or

         (i) The entry of any judgment against the Borrower, any Subsidiary or any Guarantor in excess of $100,000.00 or the attachment of any property of the Borrower, any Subsidiary or any Guarantor having a value in excess of $100,000.00 and the failure by the affected Person to pay, discharge, bond-off or cause to be dismissed such judgement or attachment within 30 days, unless and to the extent that the judgment or attachment is appealed in good faith to a court of higher jurisdiction and the appeal remains pending; or

         (j) The occurrence of a material adverse change in the financial or business condition of the Borrower, a Subsidiary or a Guarantor; or

         (k) The giving of notice to the Lender by any Guarantor purporting to terminate or withdraw such Guarantor's liability with respect to all or any part of the Obligations; or

         (l) The death, disability or termination of legal existence of any Guarantor; or

         (m) The failure of Joseph Fox, Andrew Ferrentino and Linwood to remain active in the management of the Borrower; or

         (n) Until the Borrower consummates its planned initial public offering, the failure of Joseph Fox, Andrew Ferrentino and Linwood Pearce to own 100% of the outstanding voting capital stock of the Borrower; or

         (o) The issuance to the Borrower or any Subsidiary of (i) a cure notice or a show-cause notice relating to a possible termination for default under any contract which is either a contract with the Government or is a subcontract (at any tier) which is related to a contract between a third party and the Government and, within thirty (30) calendar days after the date of such notice, no written notification is received by the Borrower or such Subsidiary from the cognizant Contracting Officer or Customer official stating that a termination will not occur or (ii) a notice of actual termination for default (complete or partial), under any such contract or subcontract; provided, however, that no Event of Default shall be declared based upon clauses (i) or
(ii) of this Section 8.1(0) if the notice in question is issued at a time when the Unearned Contract Value of the contract in question is less than $300,000.00 or subcontract in question is less than $50,000.00. The term "Unearned Contract Value" shall mean the difference between (1) the then fully funded dollar value of the contract or subcontract, whether or not earned, and
(2) the total amounts previously billed and properly billable for accepted end items or services; or

         (p) With respect to the Borrower or any Subsidiary, the occurrence of any debarment or suspension from contracting or subcontracting with the Government; or

         (q) The occurrence of any of the following events: (i) the termination of any Employee Benefit Plan in a distress termination under
Section 4041 (c) of ERISA or an involuntary termination under Section 4042 of ERISA; (ii) the failure to maintain, or the filing of a request for a waiver of, the minimum funding standard with respect to any Employee Benefit Plan;
(iii) the occurrence of any event which causes any Employee Benefit Plan to cease to have sufficient assets at all times so as to qualify for a standard termination under Section 4041 of ERISA; (iv) the occurrence of any event which causes the unfunded liability with regard to all such Employee Benefit Plans in the aggregate to become an amount in excess of $1,000; (v) the appointment of a trustee by an appropriate United States district court to administer any Employee Benefit Plan; or (vi) the institution of any proceedings by the PBGC to terminate any such Employee Benefit Plan or to appoint a trustee to administer any such Employee Benefit Plan; or


         (r)     The occurrence of an event of default under any other Loan
Document.

         8.2. Remedies upon Default. Upon the occurrence of an Event of Default, the following provisions shall be applicable:

         (a) The Lender may, at its option, declare all Obligations, whether incurred prior to, contemporaneous with, or subsequent to the date of this Agreement, and whether represented in writing or otherwise, immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by the Borrower and terminate the Lender's obligation to make Loans hereunder; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.l(f) or (g), all Obligations automatically will be due and payable and the Lender's obligation to make Loans hereunder will automatically terminate without further action by the Lender. If any of the Obligations, including, without limitation, the Loans, shall be evidenced by a demand instrument, the fight of the Lender to declare any and all Obligations to be immediately due and payable, as well as the recitation of the above events permitting the Lender to declare all Obligations due and payable, shall not constitute an election by the Lender to waive its fight to demand payment under a demand instrument at any time and in any event, as the Lender, in its discretion, may deem appropriate. In addition, the Lender may exercise all of its rights and remedies against the Borrower and any Collateral.

         (b) The Lender may foreclose its lien and security interest in the Collateral in any way permitted by law and shall have without limitation, the remedies of a secured party under the UCC.

The Lender may notify the account debtors obligated on any of the Collateral to make payments thereon directly to the Lender, take control of the cash and non-cash proceeds of any such Collateral and may enter the Borrower's premises without legal process and without incurring liability to the Borrower and remove the Collateral to such place or places as the Lender may deem advisable, or the Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a convenient place and, with or without having the Collateral at the time or place of sale, the Lender may sell or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, at any time or place, in one or more sales, and upon such terms and conditions as the Lender may elect. The Lender shall give not less than five
(5) Business Days prior written notice to the Borrower of the time and place of any sale of the Collateral, which the Borrower hereby agrees constitutes commercially reasonable notice. At any such sale the Lender may be the purchaser.

         (c) The Borrower recognizes that the Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Act and/or the Blue Sky Laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and without a view to the distribution or resale thereof. The Borrower understands that private sales so made may be at prices and on other terms less favorable than if the Collateral were sold at public sales, and agrees that the Lender has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral (even if the issuer agrees) to register the Collateral for sale under the Act or the Blue Sky Laws. The Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (d) The proceeds from any sale of the Collateral by the Lender shall first be applied to any costs and expenses in securing possession of the Collateral, and to any expenses in connection with the sale. The net proceeds will be applied toward the payment of the Obligations. Application of the net proceeds as to particular Obligations or as to principal or interest shall be in the Lender's absolute discretion. Any deficiency will be paid to the Lender forthwith upon demand, and any surplus will be paid to the Borrower or in accordance with law if the Borrower is not otherwise indebted to the Lender.

         (e) To the extent that the Obligations are now or hereafter secured by property other than the Collateral described herein or by the guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of Event of Default, and the Lender shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lender's rights hereunder.

         (f) The Lender is hereby authorized at any time or from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, including any certificate of deposit, and other indebtedness at any time owed by the Lender to or for the credit of account of the Borrower against any and all of the Obligations.

         (g) THE BORROWER, HAVING KNOWLEDGE THAT IT MAY BE ENTITLED TO NOTICE AND A HEARING PRIOR TO REPOSSESSION OF THE COLLATERAL, HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE UNDER EXISTING OR FUTURE LAW TO NOTICE OF FORECLOSURE AND ANY OTHER ACT DESCRIBED HEREIN, TO ANY HEARING THAT MAY BE HELD RELATING TO FORECLOSURE OR ANY OTHER SUCH ACTS, AND TO ANY NOTICE THAT MAY BE REQUIRED TO BE GIVEN BY THE LENDER PRIOR TO SUCH HEARING. THE BORROWER HEREBY EXPRESSLY RELEASES THE LENDER AND ITS AGENTS FROM ANY AND ALL LIABILITY RELATING TO SUCH FORECLOSURE AND ANY OTHER ACTS DESCRIBED HEREIN.

         (h) The Lender may itself perform or comply, or otherwise cause performance or compliance with the obligations of the Borrower contained in this Agreement, including, without limitation, the obligations of the Borrower to defend and insure the Collateral. The expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Obligations.

         SECTION 9. Miscellaneous.

         9.1. Collection Cost. The Borrower shall pay all of the reasonable costs and expenses incurred by the Lender in connection with the enforcement of this Agreement and the other Loan Documents, including, without limitation, reasonable attorneys' fees and expenses.

         9.2.    Effect on Original Loan Documents, Modification and Waiver.

         (a) The Borrower acknowledges and agrees that its obligations under the Original Loan Documents remain valid and enforceable obligations and that the execution and delivery of this Agreement and the other Loan Documents executed in connection herewith shall not be construed as a novation of any of the Original Loan Documents. If any provision of this Agreement or any of the other Loan Documents is avoided or found to be unenforceable, the corresponding provision of the Original Loan Documents shall be automatically reinstated. The Borrower further acknowledges and agrees that, as of the date hereof, it has no offsets or defenses against the payment of any of its obligations under the Original Loan Documents. As a specific inducement to the Lender without which the Borrower acknowledges the Lender would not enter into this Agreement and the other Loan Documents, the Borrower hereby waives any and all claims that it may have against the Lender, as of the date hereof, arising out of or relating to the Original Loan Documents, whether sounding in contract, tort or any other basis.

         (b) The terms and conditions pursuant to which the Lender is making the Loans available to the Borrower and the other terms and conditions generally related to the relationship between the Borrower and the Lender are completely restated in this Agreement and the other Loan Documents executed in connection herewith. Accordingly, the Original Loan Documents are superseded by this Agreement and the other Loan Documents executed in connection herewith except as provided in the immediately following sentence. Notwithstanding the foregoing, the Original Loan Documents shall survive and remain in effect to the extent they grant collateral to the Lender as security for the obligations of the Borrower outstanding on the date hereof or are otherwise necessary to support the grant of such collateral. In the event of a conflict between the terms of the Original Loan Documents and the terms of this Agreement and the other Loan Documents executed in connection herewith, the terms of this Agreement and the other Loan Documents executed in connection herewith shall control.

         (c) This Agreement, the other Loan Documents executed in connection herewith and the Original Loan Documents, subject, however, to the limitations set forth in Sections 9.2(a) and (b), contain the entire agreement between the parties.

         (d) No modification or waiver of any provision of any of these documents and no consent by the Lender to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by an officer of the Lender with a title of assistant vice president or any higher office, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

         (e) No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (f) No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         9.3. Notices. All notices, requests, demands or other communications required or permitted by or in connection with this Agreement or any other Loan Document, without implying the obligation to provide any such notice, request, demand or other communication, shall be in writing addressed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the Lender or the Borrower, as applicable, forwarded in like manner. Any such notice, request, demand or other communication shall be deemed to be effective one (1) day after dispatch if sent by telegram, mailgram, Purolator Delivery, express mail, Federal Express or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested. Notwithstanding the foregoing, all notices, requests, demands or other communications shall be considered to be effective upon receipt if accomplished by hand delivery.

To the Lender:            North Tower, 5th Floor
                          7799 Leesburg Pike
                          Falls Church, VA 22043
                          Attention: Jean M. Reavis

To the Borrower:          45365 Vintage Park Plaza, Suite 100,
                          Dulles, Virginia 20166
                          Attention: Kimberly Osgold
                                    --------------------

         9.4. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

         9.5. Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purpose of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

         9.6. Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the making and renewal of the Loans hereunder.

         9.7. Fees and Expenses. Whether or not any Loans are made hereunder, the Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of this Agreement and any of the documents executed or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of counsel to the Lender, including in-house counsel for the Lender and local counsel who may be retained by the Lender, with respect to this Agreement and such documents and any amendments thereof and with respect to advising the Lender as to its rights and responsibilities thereunder.

         9.8. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context shall otherwise require.

         9.9.    Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and bind the respective parties hereto and their successors and assigns; provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of the Lender.

         (b) At any time and from time to time, the Lender may grant to one or more Banks participating interests in the Lender's commitment to make Revolving Loans hereunder or in any or all of the Loans or the Notes. In the event of any such grant by the Lender of a participating interest to a Bank, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder, and the Lender shall continue to deal solely and directly with the Borrower in connection with the Lender's rights and obligations under this Agreement. Any agreement pursuant to which the Lender may grant such a participation interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the Lender will not agree to any modification, amendment or waiver of this Agreement which would have the effect increasing or decreasing the Maximum Amount, extending the Termination Date, subjecting the Lender to any additional obligation, reducing the principal of or rate of interest on any Loan, or postponing the date fixed for any payment of principal of or interest on any Loan or fees hereunder or under a Note without the consent of such Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) At any time, the Lender may assign to one or more Banks all, or a proportionate part of all, of the Lender's rights and obligations under this Agreement and the Notes, and such Bank shall assume such rights and obligations, pursuant to an instrument executed by such Bank and the Lender, with (and subject to) the consent of the Borrower; provided that if such Bank is an affiliate of the Lender, the Borrower's consent shall not be required. Upon execution and delivery of such an instrument and payment by such Bank to the Lender of an amount equal to the purchase price agreed between the Lender and such Bank, such Bank shall become a party to this Agreement and shall have all the rights and obligations of the Lender to the extent of such Bank's commitment to make Revolving Loans as set forth in such Bank's instrument of assumption, and the Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the Lender and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Bank. If the Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account deliver to the Borrower certification as to exemption from deduction or withholding of any United States federal income taxes.

         (d) The Lender may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank. No such assignment shall release the Lender from its obligations hereunder.

         (e) The Lender may furnish any information concerning the Borrower in its possession from time to time to any Bank which is or may become a participant or assignee under this Section 9.9 and may furnish such information in response to credit inquiries consistent with general banking practice.

         9.10. Accounting Terms. All accounting terms used herein which are not otherwise expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP in effect on the date of this Agreement. Except as otherwise provided herein, all financial computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements shall be prepared in accordance with GAAP. Except as otherwise provided herein, whenever reference is made in any provision of this Agreement to a balance sheet or other financial statement or the information depicted therein for performing a financial computation, such terms shall mean the most recent consolidated balance sheet or other financial statement received by the Lender pursuant to the terms hereof.

         9.11. Consent to Jurisdiction. The Borrower irrevocably submits to the jurisdiction of any Virginia State court sitting in the County of Fairfax or the United States District Court for the Eastern District of Virginia, sitting in Alexandria, Virginia over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, the Borrower irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         9.12. Enforcement of Judgments. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.11 brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in the courts of the United States of America or the Commonwealth of Virginia (or any other courts to the jurisdiction of which the Borrower is or may be subject) by a suit upon such judgment.

         9.13. Waiver of Jury Trial. AS A SPECIFICALLY INDUCED BARGAIN FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND TO EXTEND CREDIT TO THE BORROWER, THE BORROWER AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER AND THE BORROWER.

         9.14. Service of Process. The Borrower consents to process being served in any suit, action or proceeding of the nature referred to in Section
9.11 by mailing a copy thereof by registered or certified mail postage prepaid, return receipt requested, to the Borrower's address specified in or designated pursuant to Section 9.3. The Borrower agrees that such service (i) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower.

         9.15. No Limitation on Service or Suit. Nothing in this Section 9 shall affect the right of the Lender to serve process in any manner permitted by law, or limit any right that the Lender may have to bring proceedings against the Borrower in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         9.16. Indemnification. At all times prior to and after the consummation of the transactions contemplated by this Agreement, the Borrower will indemnify and hold each Indemnitee harmless from and against all losses, damages, claims, fines, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by any such Indemnitee, whether direct or indirect, as a result of or arising from or relating to any Proceedings by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Indemnitee arising from or in connection with this Agreement, the Notes or any of the other Loan Documents, and any of the transactions contemplated herein or therein, except to the extent such losses, damages, claims, fines, costs or expenses are due to the willful misconduct or gross negligence of the Lender; provided that in connection with such indemnification obligations, the Borrower shall not be liable for any settlement effected by any Indemnitee without the Borrower's prior consent (which the Borrower shall not unreasonably withhold, delay or condition) and the Borrower shall have the right to participate at its sole cost and expense in the defense of any proceeding for which such indemnification may be sought. In the event of any Proceeding, the Lender shall promptly and as soon as is practicable notify the Borrower of the existence of such Proceeding, provided that the Lender's failure to do so shall not preclude any Indemnitee from seeking indemnification hereunder. At the request of the Lender, the Borrower will indemnify any Person to whom the Lender transfers or sells all or any portion of its interest in the Loans or participations therein on the terms set forth above. The obligations of the Borrower under this
Section 9.16 shall survive the termination of this Agreement and payment of the Obligations.

         9.17. No Partnership, Joint Venture or Agency. Neither this Agreement nor any of the Loan Documents shall in any respect be interpreted, deemed or construed as making the Lender a partner or joint venturer with the Borrower, nor shall they be interpreted, deemed or construed as making the Lender the agent of representative of the Borrower, and the Borrower agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the Lender.

         9.18.  Interpretation.

         (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia, excluding principles of conflict of laws.

         (b) The Lender hereby acknowledges and agrees that this Agreement shall be subject to and interpreted in accordance with all applicable legal, regulatory and contractual obligations of the Borrower with respect to the security, privacy or nondisclosure of certain information regarding the business of the Borrower. By way of example and not limitation, the Lender acknowledges and agrees that the Borrower may be prohibited from (i) disclosing the location of certain information with respect to certain Accounts Receivable, (ii) providing access to certain books and records and

(iii) permitting the Lender to inspect certain Collateral. The Lender hereby agrees that the compliance of the Borrower with such legal, regulatory and contractual obligations shall not give rise to an Event of Default hereunder, even if such compliance conflicts with the representations, warranties, covenants, agreements and conditions set forth herein.

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be signed by their duly authorized representatives all as of the day and year first above written, with the specific intention that this Agreement constitute a document under seal.


                                    TEMPLATE SOFTWARE, INC., a Maryland
                                    corporation

ATTEST                              By: /s/ ANDREW B. FERRENTINO
                                       -------------------------------------

[SIG]                               Name:  ANDREW B. FERRENTINO
----------------------------             -----------------------------------
[corporate seal]
                                    Title: PRESIDENT
                                          ----------------------------------

                                    SIGNET BANK, a Virginia banking corporation


                                    By:  /s/ JEAN M. REAVIS
                                       -----------------------------------
                                         Jean M. Reavis, Vice President





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